EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Stock Incentive Plan of our reports dated April 22, 2005 with respect to the financial statements and schedule of Golf Galaxy, Inc. for the three years in the period ended February 28, 2005 included in its Registration Statement (Form S-1 No. 333-125007) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
August 15, 2005